UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 7, 2013, Staples, Inc. (“Staples”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement, for the sale by Staples of $500 million aggregate principal amount of 2.750% senior notes due 2018 and $500 million aggregate principal amount of 4.375% senior notes due 2023, in a public offering pursuant to a registration statement on Form S-3 (File No. 333-179954) and a related preliminary prospectus supplement and prospectus supplement filed with the Securities and Exchange Commission.

Staples expects to receive net proceeds, after underwriting fees and estimated expenses, of approximately $988.8 million. The offering of the senior notes is expected to close on January 14, 2013, subject to customary closing conditions.

The senior notes will be issued pursuant to an indenture dated as of January 15, 2009 (the “Indenture”) among Staples, Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership, and HSBC Bank USA, National Association, as trustee.

The above description of the Underwriting Agreement and the Indenture is qualified in its entirety by reference to the Underwriting Agreement and the Indenture. The Indenture has been previously filed, and the Underwriting Agreement is filed as Exhibit 1.1 hereto. The Indenture and the Underwriting Agreement are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Staples, has issued an opinion to Staples, dated January 8, 2013, regarding the legality of the senior notes upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 8.01.  Other Events

On January 7, 2013, Staples commenced an offer to purchase (the “Tender Offer”) for cash up to $750 million aggregate principal amount of its outstanding 9.750% senior notes due 2014 (the “Tender Notes”).  The consideration for each $1,000 principal amount of Tender Notes validly tendered and not validly withdrawn before 5:00 p.m. New York City time, on January 18, 2013 (as may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offer will be determined by reference to a fixed spread of 0.50% over the yield based on the bid-side price of the 1.00% U.S. Treasury Notes due January 15, 2014 as calculated by Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1:00 p.m., New York City time, on January 18, 2013.  The consideration payable for the Tender Notes includes an early tender premium of $30.00 per $1,000 principal amount of Tender Notes accepted for purchase.  Holders of Tender Notes tendered after the Early Tender Date but before 11:59 p.m., New York City time, on February 4, 2013 (as may be extended, the “Expiration Time”) and accepted for purchase pursuant to the Tender Offer will not receive the early tender premium.  In addition, all holders of Tender Notes accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on their Tender Notes from the last interest payment date to the applicable settlement date.  No tenders submitted after the Expiration Time will be valid.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.
Date: January 8, 2013	/s/ Michael T. Williams
Michael T. Williams Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 7, 2013.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).